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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 APRIL 26, 2001
                                 --------------
                DATE OF REPORT (date of earliest event reported)



                        COMMISSION FILE NUMBER 333-59037


                             LODESTAR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                              13-3903875
         (State or other jurisdiction of      (IRS Employer Identification No.)
           incorporation or organization)


    30 ROCKEFELLER PLAZA, SUITE 4225
            NEW YORK, NEW YORK                           10112
      (Address of principal executive offices)         (Zip Code)


                                 (859) 255-4006
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On Friday, March 30, 2001, certain alleged holders of a substantial majority of Lodestar Holdings, Inc.'s ("LHI") outstanding $150.0 million of 11.5% Senior Notes due 2005 filed involuntary bankruptcy petitions against LHI and its wholly-owned subsidiary Lodestar Energy, Inc. ("LEI") in the U.S. Bankruptcy Court in Lexington, Kentucky. On Thursday, April 26, 2001, LHI and LEI each consented to the entry of an order for relief with respect to those petitions, without admitting or consenting to the allegations raised in the petitions. Accordingly, on Friday, April 27, 2001, an order for relief was entered in Chapter 11 bankruptcy proceedings with respect to both LHI and LEI. LHI and LEI continue to operate their business as "debtors in possession."



                                       2
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             LODESTAR HOLDINGS, INC.



                            By: /s/Michael E. Donohue
                                ---------------------
                                Michael E. Donohue
                                Vice President & Chief Financial Officer
                                (duly authorized officer, principal financial and accounting officer)


Date:    MAY 1, 2001